TAMM Oil & Gas Corp. (TAMO.OB) appoints Mr. Don W. Hryhor as President and CEO

TAMM Oil & Gas Corp. is pleased to announce the appointment by Mr. William S. (Bill) Tighe, Chairman of the Board of TAMM, of Mr. Donald W. Hryhor as the new President and CEO effective immediately.  Mr. Wiktor Musial has resigned as President and will remain as a Director of the corporation. Mr. Tighe would like to thank Mr. Musial for his dedicated service to TAMM as President.  The Company is also pleased to announce the appointment of Mr. Trevor M. Countryman as Secretary Treasurer effective immediately.  Mr. Countryman has over 30 years of experience in the financing of public companies.

Mr. Tighe states; “On behalf of the TAMM Board, I would like to thank Mr. Hryhor for accepting this position.  Mr. Hryhor brings a wealth of experience in the oil exploration and development business, having spent his 35 year career working closely with numerous celebrated oil finders.  Mr. Hryhor was responsible for identifying the Manning prospect which forms the backbone of TAMM’s current assets.  We believe this move will position TAMM for significant future growth and diversification towards expanding our Manning heavy oil assets, combined with new conventional oil and gas prospects.”

Mr. Hryhor began his career working for his father during the initial giant oil discoveries in the British North Sea and continued to work with Hryhor Geophysical Ltd. in various capacities for the subsequent 20 years.  Mr. Hryhor has worked with many of Canada’s top oil exploration scientists and developed proprietary reservoir performance modelling techniques and unique geochemical analysis methodology.  He has compiled extensive proprietary oil and gas databases and detailed regional studies incorporating over 600,000 wells throughout Western Canada and many significant projects in the United States.

Mr. Hryhor founded Canadian Wildcat Corporation where he serves as President and CEO. In 1993, he founded Scarlet Exploration Inc. (V.SCO) and in 1995 founded Grand River Resources Inc. Mr. Hryhor currently serves as President and CEO of Thunder River Energy Inc. and its subsidiary, CIMA Holdings Inc. in New Mexico.

Mr. Hryhor states, “I am delighted to have the exciting opportunity to continue to build TAMM, expanding the already impressive holdings at Manning, as well as moving ahead to acquire additional conventional assets which have been identified.  It is my intent to position TAMM to become a major oil producer in the Peace River region, as well as developing new assets to quickly achieve substantial production.  I believe that during the current capital market situation we should focus on growing this substantial asset we currently hold and to continue to focus on evaluating additional opportunities in the Manning area and other Alberta properties.”

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS AND RISKS

Some of the statements in this press release are forward-looking statements and are based on current expectations, assumptions, and estimates. Words and phrases such as "believes", "expect, anticipate", are intended to identify forward-looking statements. Forward-looking statements carry certain risks regarding an assumed set of economic conditions and courses of action, including: (a) whether we will have sufficient financial resources to continue to meet our operational goals and future plans; and (b) the Report and its findings were not necessarily prepared in conformity with SEC disclosure principals or guidelines. There is a significant risk that actual material results will vary from projected results. No information provided in this press release should be construed as a representation or indication in any manner whatsoever of the present or future value of the Company or its common stock. Readers of information contained in this press release should carefully review the Company's filings with the Securities and Exchange Commission that contain important information regarding the Company's financial results, its future plans, and their limitations, and the risks involved with the Company's operations. The Company disclaims any responsibility to update forward-looking statements made herein.

Cautionary Note to U.S. Investors - The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms, such as prospective resource or Original Oil in Place, that the SEC's guidelines strictly prohibit us from including in filings with the SEC. U.S. Investors are urged to consider closely the disclosure in our Form 10K. You can also obtain this form from the SEC by calling 1-800-SEC-0330. Additional information may be found at the following web site.

http://www.sec.gov/divisions/corpfin/guidance/cfoilgasinterps.htm

     TAMM Oil and Gas Corp.
     Telephone: (403) 238-8813
     Email: info@tammoilandgas.com     Website: http://www.tammoilandgas.com